Exhibit 99.1

The Real Good Food Company Appoints New Senior Food Executives to Lead Finance, Procurement, Supply Chain and Business Management

Respected Finance Executive Jim Behling Appointed CFO to Revitalize Finance & Reporting Function, Concurrent with Hiring of John Bissett, CPA as Senior Vice President of Finance, Controller

Maturity of PMC Credit Agreement Extended by One Year to 12/31/2026

Measured Channel Retail Sales Data from Circana Reflects 110% Increase in Consumption of RGF Products in the Four Weeks Ended 4/21/2024

CHERRY HILL, N.J., May 1, 2024 — The Real Good Food Company, Inc. (NASDAQ: RGF) (“Real Good Foods” or the “Company”), a leading health and wellness frozen and refrigerated foods company, today announced the appointment of multiple senior executives to revitalize the finance, procurement, supply chain and business management functions.

Executive Appointments - Finance

Jim Behling, a respected finance executive with over 15 years of experience in both the food manufacturing and packaged goods industry, has been appointed Chief Financial Officer. His experience includes executive roles at ZENB and Nu-World Foods, where he was accountable for legal, governance, strategy, supply chain and plant operations. In addition, Jim brings 20 years of professional services experience at firms such as Arthur Andersen and Grant Thornton, with roles in the audit and consulting practices areas where he served middle-market and publicly traded companies.

Experienced foods industry financial leader John Bissett, CPA has been appointed as Senior Vice President of Finance and Controller. Most recently, he served as CFO of Henry Broch Foods, specializing in financial reporting, audit, budget, compliance and internal controls. Previously, he served as Chief Financial Officer of SAMPCO, a trader of global food products.

Executive Appointments - Operations

Duane Diez was appointed Senior Vice President of Procurement & Supply Chain, bringing over 30 years’ experience supporting operations across the ready-to-eat prepared foods industry, with expertise in procurement, sales, product development, and production operations. Prior to Joining Real Good Foods, he was Vice President of Business Operations at Mickey Bearman Company, where he managed Copackers for Raw and Cooked meats, along with commodity purchasing. Previously he was Sr. Director, Process Lead, Smithfield Foods, Inc., coordinating efforts on identifying cost savings and efficiency improvement opportunities through implementation of best practices, simplification and asset utilization.

Joe Laws was appointed Vice President of Business Management, bringing over 25 years of experience in the packaged goods industry with continual increased roles of responsibility with Smithfield Foods, Con Agra Foods and Nestle Foods. He was previously Vice President of Business Management at Smithfield Foods, with principal duties including P/L management, revenue growth, trade, and business simplification. There he was instrumental in increasing profitability for Eckrich Smoked Sausage and Nathan’s Hot Dogs.

Management Commentary

“We are privileged to welcome these new senior leaders who will help us revitalize our core capabilities and most efficiently navigate domestic supply chains, financial reporting and the ongoing improvement in our business operations,” said Tim Zimmer, Chief Executive Officer of The Real Good Food Company. “I’d also like to thank Akshay Jagdale for his years of service as CFO and wish him well in his future endeavors. Turning to recent consumption data from Circana, we have seen that measured channel retail sales of our products increased 110% year-over-year in the four weeks ended April 21st, 2024. Looking ahead, I believe these appointments – taken together with our investment in a new oven to expand Bolingbrook production capacity and the extension of our credit agreement with PMC by an additional year through 12/31/2026 – position us with the potential for a high level of operational execution on our path to profitability,” concluded Zimmer.

About Real Good Food Company

Real Good Foods, Inc. (NASDAQ: RGF) is a leading health and wellness frozen and refrigerated foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods, where we maintain some of the largest followings in the frozen food industry today.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding its projected financial results, its ability to increase production at its new facility, improve profitability and meet its long-term growth objectives, the anticipated conclusion regarding the impact of the errors identified in the Company’s previously issued consolidated financial statements, the scope of the anticipated restatement of previously issued financial statements as a result of the error, the succession of the Company’s Chief Executive Officer, and the costs and financial and business impact associated with the closure of COI. The Company has attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements, including the risk of further delays in the filing of the restated financial statements, the discovery of additional information regarding the error and other risk factors described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, and other documents filed with or furnished to the Securities and Exchange Commission by the Company from time to time. These forward-looking statements speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Investor Relations Contact

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

RGF@mzgroup.us

www.mzgroup.us